UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2010
HEALTHCARE SERVICES GROUP, INC.
( Exact name of registrant as specified in its charter)

Pennsylvania	0-120152	23-2018365

(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: 215-639-4274
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c) )

Item 8.01 Other Events.
On January 29, 2010 Healthcare Services Group, Inc. issued a press release (the “Press Release”) announcing its fourth quarter 2009 regular quarterly cash dividend of $.21 per common share. Such dividend will be paid on March 5, 2010 to shareholders of record at the close of business February 12, 2010. A copy of the Press Release is being furnished herewith as Exhibit 99.1 and is hereby incorporated by reference to this Current Report.
Additionally, the Company announced it has reached settlements with the U.S. Department of Labor and certain states on certain employment matters which it estimates may unfavorably impact year ended December 31, 2009 financial results by approximately $.04 to $.05 per diluted common share.
The information contained in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
( a ) Not applicable

( b ) Not applicable

( c ) Not applicable

( d ) Exhibits. The following exhibit is being furnished herewith:
99.1	Press Release dated January 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date February 1, 2010	/S/ Richard W. Hudson
Chief Financial Officer and Secretary

EXHIBIT INDEX
Exhibit:

99.1	Press Release dated January 29, 2010 issued by Healthcare Services Group, Inc.